Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Streamline Health Solutions, Inc.

Cincinnati, Ohio

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333- 166843) and on Form S-8 (Nos. 333-28055, 333-18625, 333-20765, 333-125393, and 333-174775) of Streamline Health Solutions, Inc. of our report dated November 11, 2011 relating to the audit of the financial statements of Interpoint Partners, LLC for the year ended December 31, 2010, which appears in this Current Report on Form 8-K/A.

Atlanta, Georgia

February 21, 2012